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                                                                    EXHIBIT 4.3

                   FIRST AMENDMENT TO INTERCREDITOR AGREEMENT


         THIS FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (the "Amendment") dated as of May 31, 1998, by and among THE PROVIDENT BANK, an Ohio banking corporation, as Agent ("Provident"), and RELIANCE TRUST COMPANY, a financial institution organized under the laws of the State of Georgia ("Trustee"), in its capacity as Trustee for the holders of certain Fixed Rate Class A Secured Notes Due July 31, 2000 (the "Notes").

                              W I T N E S S E T H:

         WHEREAS, Provident and the Trustee are parties to a certain Intercreditor Agreement dated as of October 2, 1995 (the "Intercreditor Agreement"); all terms used herein without definition shall have the meaning ascribed to such terms in the Intercreditor Agreement;

         WHEREAS, pursuant to the Intercreditor Agreement, Provident and the Trustee have agreed as to the relative priorities of their respective security deeds, liens and security interests in the assets of AMC, Inc. securing the respective obligations of AMC, Inc. to Provident and the Trustee.

         WHEREAS, the Trustee and Provident wish to enter into this Amendment to memorialize their agreement as to certain changes in the terms and conditions of the Intercreditor Agreement; and

         WHEREAS, the requisite holders of 51% in principal amount of the outstanding Notes have consented in writing to the execution and delivery of this Amendment.

         NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. The Intercreditor Agreement is hereby amended by deleting Section 4.2(a) in its entirety and inserting the following in lieu thereof:

                  "The Credit Agent and the Lenders may at any time, and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Trustee or any Securityholders, change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the Revolving Obligations or obtain, release, or dispose of any collateral therefore, or amend or supplement in any manner the Revolver Loan Agreement, the Loan Documents, or any other agreements or instruments evidencing, securing, or relating to the Revolving Obligations and this Agreement shall




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                  continue in full force and effect with respect to all such
                  Revolving Obligations; provided, however that (i) the Credit Agent shall comply with all applicable provisions of this Agreement in respect thereof, and (ii) the aggregate principal amount of the Revolving Obligations shall not exceed $20,000,000.00.

         2. Except as expressly amended and modified herein, all terms and covenants and provisions of the Intercreditor Agreement shall remain unaltered and in full force and effect, and the parties hereto do expressly ratify and confirm the Intercreditor Agreement as modified herein. All future references to the Intercreditor Agreement shall be deemed to refer to the Intercreditor Agreement as amended hereby.

         3. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

         4. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, notwithstanding any principles regarding conflicts of laws thereof.

         5. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

         6. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

                                    THE PROVIDENT BANK, as Credit Agent

                                    By:  /s/ Eric Jeffries
                                       ----------------------------------------
                                       Name: Eric Jeffries
                                            -----------------------------------
                                       Title:  Vice President
                                             ----------------------------------


                                    RELIANCE TRUST COMPANY, as Trustee

                                    By:  /s/ E. Fannin
                                       ----------------------------------------
                                        Name:  Esther P. Fannin
                                             ----------------------------------
                                        Title:  Senior Vice President
                                              ---------------------------------

                                    Attest:  /s/ Richard M. Jaegle
                                           ------------------------------------
                                        Name:  Richard M. Jaegle
                                             ----------------------------------
                                        Title:  Vice President
                                              ---------------------------------

                                                 [CORPORATE SEAL]

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